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                      FIRST AMENDMENT OF CREDIT AGREEMENT
                      -----------------------------------

          THIS FIRST AMENDMENT OF CREDIT AGREEMENT (this "Amendment"), dated as of March 6, 2000, is by and between PENNACO ENERGY, INC., a Nevada corporation (herein called "Borrower"), U.S. BANK NATIONAL ASSOCIATION, a national banking association (herein called "USB").

                                    RECITALS

          A. Borrower and USB entered into a Credit Agreement dated as of July 23, 1999 (the "Credit Agreement"), in order to set forth the terms upon which USB would make advances to Borrower and issue letters of credit at the request of Borrower and by which such advances and letters of credit would be governed and repaid. Capitalized terms used herein but not defined herein shall have the same meanings as set forth in the Credit Agreement.

          B. Borrower and USB wish to enter into this Amendment in order to amend certain terms and provisions of the Credit Agreement.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1.   Credit Agreement.  The Credit Agreement shall be, and hereby is,
               ----------------
amended as follows as of the date hereof:

               (a) The following shall be substituted for the definition of "Borrowing Base" in Section 1.1 on pages 1 and 2 of the Credit Agreement:

                        "Borrowing Base" means, at any time prior to the
                         --------------
          Maturity Date, the aggregate loan value of all Borrowing Base Properties, as determined by USB in its sole and absolute discretion, using such assumptions as to pricing, discount factors, discount rates, expenses and other factors as USB customarily uses as to borrowing-base oil and gas loans at the time such determination is made; provided that the Borrowing Base for the time period from March 6, 2000 through September 30, 2000 shall be $40,000,000, unless Borrower and USB hereafter mutually agree upon a different amount or unless the Borrowing Base is redetermined pursuant to Section 2.8 below prior to any such date.
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               (b)  The following shall be substituted for the definition of
"Maximum Loan Amount" in Section 1.1 on page 7 of the Credit Agreement:

                    "Maximum Loan Amount" means $40,000,000; provided that,
                     -------------------
          upon the request of Borrower, USB may, in its sole discretion, increase said amount to an amount not greater than $75,000,000 by giving written notice of such increase to Borrower, but nothing contained in this Agreement, the Note or any other Loan Document shall be deemed to commit or require USB to grant any such increase.

               (c) The following new Section 3.4(d) shall be inserted immediately after Section 3.4(c) on page 16 of the Credit Agreement:

               (d) If at any time the Borrowing Base is increased to an amount in excess of $40,000,000 (or in excess of such higher amount as to which Borrower has already paid a fee pursuant to this Section 3.4(d)), Borrower shall pay to USB a fee in an amount equal to: (1) 0.0025, times (2) the amount by which the Borrowing Base exceeds $40,000,000 (or by which the Borrowing Base exceeds such higher amount as to which Borrower has already paid a fee pursuant to this Section 3.4(d)).

               2.   The Note.  The Promissory Note dated July 23, 1999 (the
                    --------
"Note"), in the face amount of $25,000,000, made by Borrower, payable to the order of USB, shall be amended, such amendment to be effected by an Allonge (the "Allonge"), between Borrower and USB, to be attached to the Note and to be substantially in the form of Exhibit A attached hereto and made a part hereof.

               3.   Loan Documents.  All references in any document to the
                    --------------
Credit Agreement shall be deemed to refer to the Credit Agreement, as amended pursuant to this Amendment. All references in any document to the Note shall be deemed to refer to the Note, as amended pursuant to the Allonge.

               4.   Conditions Precedent.  The obligations of the parties
                    --------------------
under this Amendment and the Allonge are subject, at the option of USB, to the prior satisfaction of the condition that Borrower shall have delivered to USB the following (all documents to be satisfactory in form and substance to USB and, if appropriate, duly executed and/or acknowledged on behalf of the parties other than USB):

                    (a)  This Amendment.

                    (b)  The Allonge.

                    (c) Any and all other loan documents required by USB, including without limitation such amendments to the Security Documents as

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may be required by USB.

               (d) A fee in the amount of $50,000 in connection with the increase in the Borrowing Base being made pursuant to the terms hereof.

          5.   Representations and Warranties.  Borrower hereby certifies to USB
               ------------------------------
that as of the date of this Amendment all of Borrower's representations and warranties contained in the Credit Agreement are true, accurate and complete in all material respects, and no Default or Event of Default has occurred under the Credit Agreement.

          6.   Continuation of the Credit Agreement.  Except as specified in
               ------------------------------------
this Amendment and the Allonge, the provisions of the Credit Agreement and the Note shall remain in full force and effect, and if there is a conflict between the terms of this Amendment or the Allonge and those of the Credit Agreement or the Note, the terms of this Amendment and the Allonge shall control.

          7.   Expenses.  Borrower shall pay all expenses incurred in connection
               --------
with the transactions contemplated by this Amendment, including without limitation all fees and expenses of the attorney for USB and any and all recording fees and expenses.

          8.   Miscellaneous.  This Amendment shall be governed by and construed
               -------------
under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          EXECUTED as of the date first above written.

          PENNACO ENERGY, INC.

          By: __________________________
                               Glen C. Warren, Jr.,
                               Executive Vice President

          U.S. BANK NATIONAL ASSOCIATION

          By: ____________________________
                                Caroline McClurg,
                                Vice President

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                                   EXHIBIT A
                                   ---------

                                    ALLONGE
                                    -------

         Reference is made to a Promissory Note dated July 23, 1999 (the "Note"), in the face amount of $25,000,000, made by PENNACO ENERGY, INC., a Nevada corporation ("Borrower"), payable to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association.

         The Note is hereby modified by substituting "$75,000,000" for "$25,000,000" in the caption of the Note and in line 4 of the first paragraph on page 1 of the Note.

         EXECUTED as of March 6, 2000.

         PENNACO ENERGY, INC.


         By: __________________________
                               Glen C. Warren, Jr.,
                               Executive Vice President

         U.S. BANK NATIONAL ASSOCIATION


         By: __________________________
                               Caroline McClurg,
                               Vice President

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